UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                              March 16, 2006
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	David Risley announced on March 15, 2006 his retirement as senior vice president and Chief Financial Officer of La-Z-Boy Incorporated after the company completes its reporting for the fiscal year ending April 29, 2006. Mr. Risley, age 61, indicated that he had no disagreements with management or the directors.

(c)

The company designated Louis M. (“Mike”) Riccio, Jr. to succeed Mr. Risley as chief financial officer.  Mr. Riccio, age 43, has served as vice president, corporate controller and chief accounting officer for the company since February 2002.  Previously he was director of accounting for the company from July 2001 until February 2002 and prior to July 2001 was vice president, corporate controller of LADD Furniture, Inc. (which was acquired by the company in January 2000) from December 1999 until July 2001.

Item 9.01  Financial Statements and Exhibits

The following exhibit is filed as part of this report:

	Description	Page #
99.1	Press Release Dated March 16, 2006	4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: March 16, 2006

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99.1

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY CFO ANNOUNCES RETIREMENT; SUCCESSOR NAMED

MONROE, MI. March 16, 2006 – La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced that David M. Risley, Senior Vice President and Chief Financial Officer, announced he will retire from La-Z-Boy when the company completes its year-end reporting during the summer period. Risley, 61, joined La-Z-Boy in April 2001 and was instrumental in reshaping the financial functions within the Company. Additionally, as part of the senior management team, he was integral in forming the Company’s current strategy.

Louis M. (“Mike”) Riccio, Jr. has been designated to succeed Risley as Chief Financial Officer.

La-Z-Boy President and CEO, Kurt Darrow, said, “The Board and I are delighted Mike will succeed David as the CFO. Succession planning has been an increased focus for our company and, as such, Mike will easily make a smooth transition into his new role. He is a seasoned professional with tremendous financial expertise and has made a significant contribution to La-Z-Boy since joining the company. I look forward to working with him more closely as we continue to move La-Z-Boy forward in a dynamic marketplace. At the same time, I would like to extend my gratitude to David, who played a pivotal role in reshaping and setting La-Z-Boy on a new course during his tenure. He will be missed by all and we wish him all the best in his retirement.”

In his new role as CFO, Riccio, 43, will be responsible for the Internal Audit Function, Treasury and Risk Management, the Legal and Tax function, Investor Relations, and the Corporate Controller function, which includes internal and external reporting. Riccio joined La-Z-Boy in early 2000 when the company acquired LADD Furniture, Inc. At that time, Riccio was LADD’s Corporate Controller after serving since 1990 in a number of increasingly responsible financial management and accounting positions. Prior to LADD, Riccio worked for the public accounting firm Deloitte & Touche. Currently, Riccio serves as Corporate Controller for La-Z-Boy, a position he was appointed to in February 2002. The company is commencing an outside search for a replacement.

Riccio earned a BS in accounting from Elon University and is a CPA.

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer confidence, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of logistics on imports, the impact of interest rate changes, the effects of any additional rulings on tariffs by the U.S. Department of Commerce and potential disruptions from Chinese imports, the availability and cost of capital, the impact of imports as it relates to continued domestic production, raw material price changes, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the domestic or international regulatory environment, not fully realizing cost reductions through restructurings, ability to implement global sourcing organization strategies, the future financial performance and condition of independently owned dealers that we are required to consolidate into our financial statements or changes requiring us to consolidate additional independently owned dealers, the impact of new manufacturing technologies, the impact of adopting new accounting principles, fair value changes to our intangible assets due to actual results differing from projected, the impact of severe weather, factors relating to acquisitions, the ability to turn around under-performing stores, the impact of store relocation costs or the success of new stores; and other factors identified from time to time in the company’s reports filed with the Securities and Exchange Commission.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/investorRelations/sec_filings.aspx. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:

http://www.la-z-boy.com/about/investorRelations/IR_email_alerts.aspx.

Background Information

With annual sales of approximately $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 336 stand-alone La-Z-Boy Furniture Galleries® stores and 338 La-Z-Boy In-Store Galleries, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication In Furniture, the La-Z-Boy Furniture Galleries retail network is North America’s largest single-brand furniture retailer. Additional information is available at http://www.la-z-boy.com/.